FOR IMMEDIATE RELEASE

Heidrick & Struggles Posts 9% Revenue Growth in Q4 with Strong Profitability

Quarterly Revenue Exceeds High End of Outlook

All Business Segments Contribute to Top Line Growth

Financial Highlights:

•Q4 2024 net revenue of $276.2 million increased 9% year over year and full year net revenue of $1,098.6 million increased 7% year over year
•Adjusted EBITDA in Q4 2024 was $26.1 million with adjusted EBITDA margin of 9.5% and full year adjusted EBITDA was $111.2 million with adjusted EBITDA margin of 10.1%
•Q4 2024 adjusted net income was $22.9 million with adjusted diluted earnings per share of $1.08 and full year adjusted net income was $66.1 million with adjusted diluted earnings per share of $3.12
•Q1 2025 revenue outlook between $263 million and $273 million
•The Board of Directors declared a $0.15 per share cash dividend

CHICAGO, March 3, 2025 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its fourth quarter and year ended December 31, 2024.

“We finished 2024 on a strong note, highlighted by a fourth quarter performance that exceeded our expectations," said CEO Tom Monahan. "As we move into 2025, our team is energized and focused on the significant opportunity for client impact in a complex, volatile world. This opportunity – combined with the focus and caliber of our team – gives us great confidence that we can attain our long-term financial targets.

As we discussed at our inaugural investor day in December, we serve a large and growing market defined by urgent client needs. We’ve assembled a world class team and unique capabilities to meet those needs. With our iconic brand, powerful technology and valuable intellectual property, we are focused on rapidly achieving the long-term goals we shared and creating value for our clients and shareholders.”

Selected Consolidated Results
(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$276.2	$253.2	$1,098.6	$1,026.9

Adjusted results (a):
Adjusted EBITDA	$26.1	$35.8	$111.2	$125.6
Adjusted EBITDA margin	9.5%	14.1%	10.1%	12.2%
Adjusted net income	$22.9	$14.9	$66.1	$60.4
Adjusted diluted earnings per share	$1.08	$0.72	$3.12	$2.91

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

2024 Fourth Quarter Results

Consolidated net revenue increased 9.1% to $276.2 million in the 2024 fourth quarter compared to consolidated net revenue of $253.2 million in the 2023 fourth quarter (up 9.3%, or $23.5 million on a constant currency basis). The revenue increase was driven by year-over-year growth in each of the Company’s lines of business — Executive Search, On-Demand Talent, and Heidrick Consulting.

2024 fourth quarter net loss was $15.0 million and diluted loss per share was $0.73 which included a non-cash goodwill impairment charge of $43.3 million related to the Company’s On-Demand Talent segment and an earnout fair value reduction of $0.8 million related to the Heidrick Consulting segment. Excluding these charges, 2024 fourth quarter adjusted net income increased 54.2% to $22.9 million compared to adjusted net income of $14.9 million in the 2023 fourth quarter. 2024 fourth quarter adjusted diluted earnings per share was $1.08, with an adjusted effective tax rate of 22.8% compared to adjusted diluted earnings per share of $0.72 with an effective tax rate of 40.5% in the 2023 fourth quarter. On a comparable basis, applying a 40.5% effective tax rate in the 2024 fourth quarter, adjusted diluted earnings per share increased 16.7% to $0.84 from the year-ago period.

Adjusted EBITDA was $26.1 million in the 2024 fourth quarter compared to $35.8 million in the 2023 fourth quarter, and 2024 fourth quarter adjusted EBITDA margin was 9.5% compared to 14.1% in the 2023 fourth quarter.

Fiscal 2024 Results

Consolidated net revenue increased 7.0%, or $71.7 million to $1,098.6 million compared to $1,026.9 million in 2023 (up 6.9%, or $71.4 million on a constant currency basis).

2024 net income was $8.7 million and diluted earnings per share was $0.41, which included a non-cash goodwill impairment charge of $59.5 million, a restructuring charge of $6.9 million and earnout fair value adjustments of $0.4 million. This compares to 2023 net income of $54.4 million and diluted earnings per share of $2.62, which included a non-cash goodwill impairment charge of $7.2 million. Excluding the charges in both periods, adjusted net income increased 9.4% to $66.1 million in 2024 compared to $60.4 million in 2023 and adjusted diluted earnings per share increased 7.2% to $3.12 in 2024 compared to $2.91 in 2023.

Adjusted EBITDA was $111.2 million compared to $125.6 million in the prior year. Adjusted EBITDA margin was 10.1%, compared to 12.2% in the prior year.

Selected Executive Search Data
(Dollars in millions, except Average revenue per executive search in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$202.5	$184.0	$818.4	$780.0
Ending number of consultants	418	414	418	414
Consultant productivity	$2.0	$1.8	$2.0	$1.9
Average revenue per executive search	$151	$138	$146	$140
Confirmations (% increase/decrease)	0.5%	4.0%	0.1%	(10.5)%

Adjusted results (a):
Adjusted EBITDA	$50.5	$54.7	$202.4	$206.7
Adjusted EBITDA margin	25.0%	29.7%	24.7%	26.5%

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

Executive Search net revenue was $202.5 million in the 2024 fourth quarter compared to net revenue of $184.0 million in the 2023 fourth quarter, an increase of $18.6 million, or 10.1%. The increase in revenue was driven by increases of 11.1% in the Americas (up 11.7% on a constant currency basis), 8.1% in Europe (up 7.3% on a constant currency basis), and 7.6% in Asia Pacific (up 8.0% on a constant currency basis) when compared to the prior year fourth quarter.

Adjusted EBITDA was $50.5 million in the 2024 fourth quarter compared to $54.7 million in the 2023 fourth quarter, and 2024 fourth quarter adjusted EBITDA margin was 25.0% compared to 29.7% in the 2023 fourth quarter.

Selected On-Demand Talent Data
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$42.3	$41.1	$168.3	$152.5

Adjusted results (a):
Adjusted EBITDA	$(1.2)	$0.8	$(2.0)	$1.4
Adjusted EBITDA margin	(2.8)%	1.9%	(1.2)%	0.9%

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

On-Demand Talent net revenue was $42.3 million in the 2024 fourth quarter compared to net revenue of $41.1 million in the 2023 fourth quarter, an increase of $1.2 million or 3.0% (up $1.3 million, or 3.3% on a constant currency basis).

Adjusted EBITDA loss was $1.2 million in the 2024 fourth quarter compared to a gain of $0.8 million in the 2023 fourth quarter, and Adjusted EBITDA margin was (2.8%) compared to 1.9% in the 2023 fourth quarter.

Selected Heidrick Consulting Data
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$31.3	$28.1	$111.9	$94.3
Ending number of consultants	85	89	85	89

Adjusted results (a):
Adjusted EBITDA	$(1.8)	$1.0	$(6.2)	$(5.8)
Adjusted EBITDA margin	(5.7)%	3.6%	(5.6)%	(6.2)%

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

Heidrick Consulting net revenue was $31.3 million in the 2024 fourth quarter compared to net revenue of $28.1 million in the 2023 fourth quarter, an increase of $3.2 million or 11.5% (up $3.1 million, or 11.0% on a constant currency basis).

Adjusted EBITDA loss was $1.8 million in the 2024 fourth quarter compared to a gain of $1.0 million in the 2023 fourth quarter, and Adjusted EBITDA margin was (5.7%) compared to 3.6% in the 2023 fourth quarter.

Dividend

The Board of Directors declared a 2025 first quarter cash dividend of $0.15 per share payable on March 27, 2025, to shareholders of record at the close of business on March 13, 2025.

2025 First Quarter Outlook

The Company expects 2025 first quarter consolidated net revenue of between $263 million and $273 million, which may be impacted by external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions. In addition, this outlook is based on the average currency rates in December 2024 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, and consultant retention along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its fourth quarter results today, March 3, 2025, at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (800) 715-9871 or (646) 307-1963, conference ID# 4805686. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is the world’s foremost advisor on executive leadership, driving superior client performance through premier human capital leadership advisory services. For more than 70 years, we’ve delivered value for our clients by leveraging unrivaled expertise to help organizations discover and enable outstanding leaders and teams. Learn more at www.heidrick.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted net income, adjusted diluted earnings per share, adjusted effective tax rate, adjusted EBITDA, adjusted EBITDA margin, and net revenue excluding the impact of exchange rate fluctuations (referred to as constant currency). These measures are presented because management uses this information to monitor and evaluate financial results and allocate resources. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted net income and adjusted diluted earnings per share are net income and diluted earnings per share excluding goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

Adjusted effective tax rate is effective tax rate excluding goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the first quarter of 2025. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the conflict in Israel and the Gaza strip, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; the impact from actions by the new U.S. presidential administration and Congress; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading "Risk Factors" in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Suzanne Rosenberg, Vice President, Investor Relations
srosenberg@heidrick.com

Media:
Bianca Wilson, Global Director, Public Relations
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$276,191	$253,162	$23,029	9.1%
Reimbursements	4,695	4,228	467	11.0%
Total revenue	280,886	257,390	23,496	9.1%

Operating expenses
Salaries and benefits	180,298	151,036	29,262	19.4%
General and administrative expenses	39,439	44,089	(4,650)	(10.5)%
Cost of services	30,792	30,221	571	1.9%
Research and development	6,053	5,952	101	1.7%
Impairment charges	43,254	—	43,254	NM
Reimbursed expenses	4,695	4,228	467	11.0%
Total operating expenses	304,531	235,526	69,005	29.3%

Operating income (loss)	(23,645)	21,864	(45,509)	NM

Non-operating income (loss)
Interest, net	5,154	3,950
Other, net	5,689	(840)
Net non-operating income	10,843	3,110

Income (loss) before income taxes	(12,802)	24,974

Provision for income taxes	2,174	10,119

Net income (loss)	(14,976)	14,855

Other comprehensive income, net of tax	(14,985)	7,951

Comprehensive income (loss)	$(29,961)	$22,806

Weighted-average common shares outstanding
Basic	20,409	20,122
Diluted	21,125	20,670

Earnings (loss) per common share
Basic	$(0.73)	$0.74
Diluted	$(0.73)	$0.72

Salaries and benefits as a % of net revenue	65.3%	59.7%
General and administrative expenses as a % of net revenue	14.3%	17.4%
Cost of services as a % of net revenue	11.1%	11.9%
Research and development as a % of net revenue	2.2%	2.4%
Operating margin	(8.6)%	8.6%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$138,642	$124,778	$13,864	11.1%
Europe	40,312	37,275	3,037	8.1%
Asia Pacific	23,567	21,912	1,655	7.6%
Total Executive Search	202,521	183,965	18,556	10.1%
On-Demand Talent	42,342	41,096	1,246	3.0%
Heidrick Consulting	31,328	28,101	3,227	11.5%
Revenue before reimbursements (net revenue)	276,191	253,162	23,029	9.1%
Reimbursements	4,695	4,228	467	11.0%
Total revenue	$280,886	$257,390	$23,496	9.1%

Adjusted EBITDA
Executive Search
Americas	$43,812	$45,801	$(1,989)	(4.3)%	31.6%	36.7%
Europe	3,578	5,759	(2,181)	(37.9)%	8.9%	15.5%
Asia Pacific	3,145	3,169	(24)	(0.8)%	13.3%	14.5%
Total Executive Search	50,535	54,729	(4,194)	(7.7)%	25.0%	29.7%
On-Demand Talent	(1,197)	774	(1,971)	NM	(2.8)%	1.9%
Heidrick Consulting	(1,790)	1,025	(2,815)	NM	(5.7)%	3.6%
Total segments	47,548	56,528	(8,980)	(15.9)%	17.2%	22.3%
Research and Development	(4,704)	(5,139)	435	8.5%	(1.7)%	(2.0)%
Global Operations Support	(16,700)	(15,632)	(1,068)	(6.8)%	(6.0)%	(6.2)%
Total Adjusted EBITDA	$26,144	$35,757	$(9,613)	(26.9)%	9.5%	14.1%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$1,098,573	$1,026,864	$71,709	7.0%
Reimbursements	17,103	14,318	2,785	19.5%
Total revenue	1,115,676	1,041,182	74,494	7.2%

Operating expenses
Salaries and benefits	715,628	656,030	59,598	9.1%
General and administrative expenses	166,995	156,494	10,501	6.7%
Cost of services	118,950	109,039	9,911	9.1%
Research and development	23,055	22,698	357	1.6%
Impairment charges	59,478	7,246	52,232	NM
Restructuring charges	6,939	—	6,939	100.0%
Reimbursed expenses	17,103	14,318	2,785	19.5%
Total operating expenses	1,108,148	965,825	142,323	14.7%

Operating income	7,528	75,357	(67,829)	(90.0)%

Non-operating income
Interest, net	14,422	11,617
Other, net	8,702	1,697
Net non-operating income	23,124	13,314

Income before income taxes	30,652	88,671

Provision for income taxes	21,924	34,261

Net income	8,728	54,410

Other comprehensive income (loss), net of tax	(14,174)	4,318

Comprehensive income (loss)	$(5,446)	$58,728

Weighted-average common shares outstanding
Basic	20,293	20,029
Diluted	21,188	20,766

Earnings per common share
Basic	$0.43	$2.72
Diluted	$0.41	$2.62

Salaries and benefits as a % of net revenue	65.1%	63.9%
General and administrative expenses as a % of net revenue	15.2%	15.2%
Cost of services as a % of net revenue	10.8%	10.6%
Research and development as a % of net revenue	2.1%	2.2%
Operating margin	0.7%	7.3%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$556,944	$522,988	$33,956	6.5%
Europe	165,018	166,379	(1,361)	(0.8)%
Asia Pacific	96,396	90,678	5,718	6.3%
Total Executive Search	818,358	780,045	38,313	4.9%
On-Demand Talent	168,325	152,506	15,819	10.4%
Heidrick Consulting	111,890	94,313	17,577	18.6%
Revenue before reimbursements (net revenue)	1,098,573	1,026,864	71,709	7.0%
Reimbursements	17,103	14,318	2,785	19.5%
Total revenue	$1,115,676	$1,041,182	$74,494	7.2%

Adjusted EBITDA
Executive Search
Americas	$174,260	$173,358	$902	0.5%	31.3%	33.1%
Europe	14,793	22,246	(7,453)	(33.5)%	9.0%	13.4%
Asia Pacific	13,327	11,070	2,257	20.4%	13.8%	12.2%
Total Executive Search	202,380	206,674	(4,294)	(2.1)%	24.7%	26.5%
On-Demand Talent	(1,984)	1,434	(3,418)	NM	(1.2)%	0.9%
Heidrick Consulting	(6,237)	(5,823)	(414)	(7.1)%	(5.6)%	(6.2)%
Total segments	194,159	202,285	(8,126)	(4.0)%	17.7%	19.7%
Research and Development	(19,016)	(20,535)	1,519	7.4%	(1.7)%	(2.0)%
Global Operations Support	(63,905)	(56,133)	(7,772)	(13.8)%	(5.8)%	(5.5)%
Total Adjusted EBITDA	$111,238	$125,617	$(14,379)	(11.4)%	10.1%	12.2%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(14,976)	$14,855	$8,728	$54,410

Adjustments
Impairment charges, net of tax(1)	37,621	—	51,811	6,038
Earnout fair value adjustment, net of tax(2)	(349)	—	439	—
Restructuring charges, net of tax(3)	615	—	5,131	—
Total adjustments	37,887	—	57,381	6,038

Adjusted net income	$22,911	$14,855	$66,109	$60,448

Weighted-average common shares outstanding
Basic	20,409	20,122	20,293	20,029
Diluted	21,125	20,670	21,188	20,766

Earnings (loss) per common share
Basic	$(0.73)	$0.74	$0.43	$2.72
Diluted	$(0.73)	$0.72	$0.41	$2.62

Adjusted earnings per common share
Basic	$1.12	$0.74	$3.26	$3.02
Diluted	$1.08	$0.72	$3.12	$2.91

1 The Company recorded goodwill impairment charges of $43.3 million in the On-Demand Talent segment for the three months ended December 31, 2024. The Company recorded goodwill impairment charges of $58.0 million in the On-Demand Talent segment and $1.5 million in the Europe segment for the twelve months ended December 31, 2024. The Company recorded a goodwill impairment charge of $7.2 million in the Heidrick Consulting segment for the twelve months ended December 31, 2023.
2 The Company recorded a fair value adjustment to decrease the Heidrick Consulting earnout by $0.8 million for the three months ended December 31, 2024. The Company recorded a fair value adjustment to increase the On-Demand Talent earnout by $1.1 million and decrease the Heidrick Consulting earnout by $0.7 million for the twelve months ended December 31, 2024.
3 The Company recorded restructuring charges of $6.9 million for the twelve months ended December 31, 2024.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023

Current assets
Cash and cash equivalents	$515,627	$412,618
Marketable securities	47,896	65,538
Accounts receivable, net	134,331	133,128
Prepaid expenses	28,718	23,597
Other current assets	39,935	47,923
Income taxes recoverable	6,470	10,410
Total current assets	772,977	693,214

Non-current assets
Property and equipment, net	51,685	35,752
Operating lease right-of-use assets	83,518	86,063
Assets designated for retirement and pension plans	9,976	11,105
Investments	58,290	47,287
Other non-current assets	25,500	17,071
Goodwill	137,861	202,252
Other intangible assets, net	12,483	20,842
Deferred income taxes	41,898	28,005
Total non-current assets	421,211	448,377

Total assets	$1,194,188	$1,141,591

Current liabilities
Accounts payable	$25,088	$20,837
Accrued salaries and benefits	353,531	322,744
Deferred revenue	51,085	45,732
Operating lease liabilities	17,653	21,498
Other current liabilities	21,369	21,823
Income taxes payable	14,287	6,057
Total current liabilities	483,013	438,691

Non-current liabilities
Accrued salaries and benefits	58,547	52,108
Retirement and pension plans	72,138	62,100
Operating lease liabilities	83,152	78,204
Other non-current liabilities	42,905	41,808
Deferred income taxes	1,616	6,402
Total non-current liabilities	258,358	240,622

Total liabilities	741,371	679,313

Stockholders’ equity	452,817	462,278

Total liabilities and stockholders’ equity	$1,194,188	$1,141,591

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Cash flows - operating activities
Net income (loss)	$(14,976)	$14,855
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,207	5,076
Deferred income taxes	(17,361)	12,448
Stock-based compensation expense	2,824	3,499
Accretion expense related to earnout payments	513	457
Gain on marketable securities	(340)	(878)
Loss on disposal of property and equipment	190	17
Impairment charges	43,254	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	47,187	59,118
Accounts payable	17,917	1,526
Accrued expenses	88,403	54,668
Restructuring accrual	(484)	—
Deferred revenue	5,109	3,657
Income taxes recoverable and payable, net	11,979	(13,309)
Retirement and pension plan assets and liabilities	(364)	796
Prepaid expenses	(1,479)	5,004
Other assets and liabilities, net	2,609	8,979
Net cash provided by operating activities	190,188	155,913

Cash flows - investing activities
Acquisition of businesses, net of cash acquired	—	(11,905)
Capital expenditures	(16,668)	(3,814)
Purchases of marketable securities and investments	(48,003)	(65,518)
Proceeds from sales of marketable securities and investments	46,237	48,183
Net cash used in investing activities	(18,434)	(33,054)

Cash flows - financing activities
Cash dividends paid	(3,314)	(3,154)
Payment of employee tax withholdings on equity transactions	(17)	—
Net cash used in financing activities	(3,331)	(3,154)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16,032)	6,442

Net increase in cash, cash equivalents and restricted cash	152,391	126,147
Cash, cash equivalents and restricted cash at beginning of period	363,422	286,471
Cash, cash equivalents and restricted cash at end of period	$515,813	$412,618

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows - operating activities
Net income	$8,728	$54,410
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	18,857	18,508
Deferred income taxes	(19,421)	11,900
Stock-based compensation expense	12,725	10,830
Accretion expense related to earnout payments	1,926	1,554
Gain on marketable securities	(2,663)	(2,918)
Loss on disposal of property and equipment	454	209
Impairment charges	59,478	7,246
Changes in assets and liabilities:
Accounts receivable	(4,520)	6,913
Accounts payable	4,625	(131)
Accrued expenses	47,031	(145,118)
Restructuring accrual	2,506	—
Deferred revenue	6,272	2,035
Income taxes recoverable and payable, net	12,326	(6,692)
Retirement and pension plan assets and liabilities	6,021	7,493
Prepaid expenses	(5,536)	1,233
Other assets and liabilities, net	1,622	5,736
Net cash provided by (used in) operating activities	150,431	(26,792)

Cash flows - investing activities
Acquisition of business, net of cash acquired	—	(49,858)
Capital expenditures	(26,315)	(13,433)
Purchases of marketable securities and investments	(163,611)	(140,982)
Proceeds from sales of marketable securities and investments	175,307	337,872
Net cash provided by (used in) investing activities	(14,619)	133,599

Cash flows - financing activities
Repurchases of common stock	—	(904)
Cash dividends paid	(12,923)	(12,537)
Payment of employee tax withholdings on equity transactions	(3,817)	(4,141)
Acquisition earnout payments	—	(35,946)
Net cash used in financing activities	(16,740)	(53,528)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(15,877)	3,850

Net increase in cash, cash equivalents and restricted cash	103,195	57,129
Cash, cash equivalents and restricted cash at beginning of period	412,618	355,489
Cash, cash equivalents and restricted cash at end of period	$515,813	$412,618

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$276,191	$253,162	$1,098,573	$1,026,864

Net income (loss)	(14,976)	14,855	8,728	54,410
Interest, net	(5,154)	(3,950)	(14,422)	(11,617)
Other, net	(5,689)	840	(8,702)	(1,697)
Provision for income taxes	2,174	10,119	21,924	34,261
Operating income (loss)	(23,645)	21,864	7,528	75,357

Adjustments
Depreciation	3,302	2,550	10,782	9,113
Intangible amortization	1,905	2,526	8,075	9,395
Earnout accretion	513	457	1,926	1,554
Earnout fair value adjustments	(773)	—	438	—
Acquisition contingent consideration	2,595	3,223	10,815	11,934
Deferred compensation plan	(1,007)	3,823	5,257	6,132
Reorganization costs	—	1,314	—	4,886
Impairment charges	43,254	—	59,478	7,246
Restructuring charges	—	—	6,939	—
Total adjustments	49,789	13,893	103,710	50,260

Adjusted EBITDA	$26,144	$35,757	$111,238	$125,617
Adjusted EBITDA margin	9.5%	14.1%	10.1%	12.2%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$202,521	$42,342	$31,328	$—	$—	$276,191

Operating income (loss)[1]	49,015	(48,153)	(1,578)	(6,053)	(16,876)	(23,645)

Adjustments
Depreciation	1,352	177	229	1,365	179	3,302
Intangible amortization	15	1,519	371	—	—	1,905
Earnout accretion	—	428	85	—	—	513
Earnout fair value adjustments	—	—	(773)	—	—	(773)
Acquisition contingent compensation	1,122	1,578	(105)	—	—	2,595
Deferred compensation plan	(969)	—	(19)	(16)	(3)	(1,007)
Impairment charges	—	43,254	—	—	—	43,254
Total adjustments	1,520	46,956	(212)	1,349	176	49,789

Adjusted EBITDA	$50,535	$(1,197)	$(1,790)	$(4,704)	$(16,700)	$26,144
Adjusted EBITDA margin	25.0%	(2.8)%	(5.7)%	(1.7)%	(6.0)%	9.5%

	Three Months Ended December 31, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$183,965	$41,096	$28,101	$—	$—	$253,162

Operating income (loss)[1]	49,086	(4,616)	(852)	(5,952)	(15,802)	21,864

Adjustments
Depreciation	1,310	74	247	754	165	2,550
Intangible amortization	28	2,060	438	—	—	2,526
Earnout accretion	—	399	58	—	—	457
Acquisition contingent compensation	640	1,543	1,040	—	—	3,223
Deferred compensation plan	3,665	—	94	59	5	3,823
Reorganization costs	—	1,314	—	—	—	1,314
Total adjustments	5,643	5,390	1,877	813	170	13,893

Adjusted EBITDA	$54,729	$774	$1,025	$(5,139)	$(15,632)	$35,757
Adjusted EBITDA margin	29.7%	1.9%	3.6%	(2.0)%	(6.2)%	14.1%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$818,358	$168,325	$111,890	$—	$—	$1,098,573

Operating income (loss)[1]	187,638	(76,733)	(14,785)	(23,055)	(65,537)	7,528

Adjustments
Depreciation	4,845	600	735	3,957	645	10,782
Intangible amortization	69	6,447	1,559	—	—	8,075
Earnout accretion	—	1,679	247	—	—	1,926
Earnout fair value adjustments	—	1,125	(687)	—	—	438
Acquisition contingent compensation	996	6,597	3,222	—	—	10,815
Deferred compensation plan	5,059	—	105	82	11	5,257
Impairment charges	1,463	58,015	—	—	—	59,478
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	14,742	74,749	8,548	4,039	1,632	103,710

Adjusted EBITDA	$202,380	$(1,984)	$(6,237)	$(19,016)	$(63,905)	$111,238
Adjusted EBITDA margin	24.7%	(1.2%)	(5.6%)	(1.7%)	(5.8)%	10.1%

	Twelve Months Ended December 31, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$780,045	$152,506	$94,313	$—	$—	$1,026,864

Operating income (loss)[1]	190,009	(16,437)	(18,729)	(22,698)	(56,788)	75,357

Adjustments
Depreciation	5,238	400	754	2,073	648	9,113
Intangible amortization	173	7,797	1,425	—	—	9,395
Earnout accretion	—	1,381	173	—	—	1,554
Acquisition contingent compensation	3,089	5,687	3,158	—	—	11,934
Deferred compensation plan	5,885	—	150	90	7	6,132
Reorganization costs	2,280	2,606	—	—	—	4,886
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	16,665	17,871	12,906	2,163	655	50,260

Adjusted EBITDA	$206,674	$1,434	$(5,823)	$(20,535)	$(56,133)	$125,617
Adjusted EBITDA margin	26.5%	0.9%	(6.2%)	(2.0%)	(5.5%)	12.2%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.